ASSET ALLOCATION

Name of the Underwriters

Goldman, Sachs & Co.
Merrill Lynch, Bear Stearns

Name of Issuer

Pepsi Bottling Group

Title of Security

Pepsi Bottling Group

Date of First Offering

3/30/99

Amount of Total Offering

100 million shares

Unit Price

23.00

Underwriting spread

0.918

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Subordination Features

N/A





Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

N/A

Total Par Value of Bonds Purchased

N/A

Dollar Amount of Purchases

23,000

Number of Shares Purchased

1,000

Years of Continuous Operation

Greater than 3 years

% of offering Purchased by Fund

 .0010%

% of offering Purchased by
Associated Funds

0.00%

% of Funds Total Assets Applied to Purchase

0.436%


Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Merrill Lynch

Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

      No

b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

     Yes

c)  The underwriting was a firm commitment
     underwriting?

     Yes


COMPARABLE SECURITIES

Name of Underwriters

BT Alex Brown, DLJ,
Merrill Lynch

Name of Issuer

Infinity Broadcasting Inc.


Title of Security

Infinity Broadcasting Inc.

Date of First Offering

12/09/98

Amount of Total Offering

140 million shares

Unit Price

20.50

Underwriting spread

0.820

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Subordination Features

N/A

Name of Underwriters

Morgan Stanley, Goldman Sachs


Name of Issuer

Delphi Automotive Systems Corp.




Title of Security

Delphi Automotive Systems Corp.

Date of First Offering

2/04/99

Amount of Total Offering

100 million shares

Unit Price

17.00

Underwriting spread

0.789

Rating

N/A

Maturity Date

N/A

Current Yield

N/A

Yield to Maturity

N/A

Subordination Features

N/A